UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)  The 2012 Annual Meeting of Stockholders of Huntsman Corporation (the “Company”) was held on May 3, 2012 (the “Annual Meeting”).

(b)  The Company’s stockholders voted on the following three proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2012) at the Annual Meeting and cast their votes as follows:

Proposal No. 1    The three nominees named below were elected to serve as Class II directors of the board of directors, to serve until the 2015 Annual Meeting, and the voting results were as follows:

Class II Directors	For	Withheld	Broker Non-Votes
Peter R. Huntsman	171,784,776	10,182,757	37,407,278
Wayne A. Reaud	163,305,904	18,661,629	37,407,278
Alvin V. Shoemaker	175,278,317	6,689,216	37,407,278

Proposal No. 2    The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
144,214,706	35,421,228	2,331,599	37,407,278

Proposal No. 3    The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2012 was ratified, and the voting results were as follows.

For	Against	Abstain
211,771,479	6,759,263	844,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ TROY M. KELLER
Assistant Secretary

Dated: May 9, 2012